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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  Apri 6, 2005

Daybreak Mines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 370, 805 Mullan Avenue, Osburn ID	83849
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 556-1139ex2

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

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Item 8.01

Other Events

On November 2, 2004 we issued a news release announcing that we had signed an agreement with Crosspoint Holdings, Inc. whereby Crosspoint had the right to purchase 3,000,000 shares of Daybreak Mines, Inc., Series A non-voting preferred shares for $3,000,000.  On December 4, 2004 we issued a second new release announcing that we had finalized the agreement announced on November 4, 2004.  We filed a current report on Form 8-K concerning this news release on December 8, 2004.

Crosspoint Holdings, Inc. failed to purchase the 3,000,000 shares of Series A non-voting preferred stock and the agreement has expired.

Daybreak Mines, Inc. is currently pursuing other funding sources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK MINES, INC.

Dated April 6, 2005

/s/ Robert N. Martin

By: Robert N. Martin

Title:  President

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